Exhibit 99.2

News Release

Media contact:
Lloyd Avram, 678 579 7531 lloyd.avram@mirant.com

Analyst and Fixed Income contact:
Carey Skinner, 678 579 3602 carey.skinner@mirant.com

Stockholder inquiries:

678 579 7777

January 19, 2005

Mirant Files Plan of Reorganization

•                                          Debt would be reduced by more than $5 billion

•                                          Mirant Americas Generation would receive a full recovery

•                                          All assets and operations would remain intact

ATLANTA – Mirant (MIRKQ) today filed its proposed Plan of Reorganization (the “Plan”) and Disclosure Statement, putting into motion a process intended to allow the company to emerge from Chapter 11 protection by mid-year. The documents were filed in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth division, where the Honorable D. Michael Lynn is presiding over the case.

The Plan sets forth the overall structure of the company and how the claims of creditors and stockholders are to be treated. The Disclosure Statement contains information that can enable Mirant’s creditors and stockholders to make an informed decision when exercising their right to accept or reject the company’s Plan.

If the Disclosure Statement is found by the Court to contain adequate information, then the company will solicit votes on the Plan from those creditors, security holders and interest holders who are entitled to vote on the Plan. The Plan is subject to supplementation, modification and amendment prior to confirmation.

“The filing of this Plan of Reorganization represents a key step toward our goal of emerging from Chapter 11 protection by mid-year,” said Marce Fuller, President and Chief Executive Officer, Mirant. “We believe this Plan allows Mirant to emerge as a stronger, more competitive company capable of managed growth and re-listing on a major stock exchange. Importantly, the Plan proposes to significantly reduce balance sheet debt, allow Mirant to retain all current U.S. and International assets and operations, and secure adequate financing. Continued service and sufficient credit support for customers would be ensured.”

Under the Plan, Mirant’s balance sheet will be materially delevered with over $5 billion of debt, and over $1 billion of other claims, being converted to equity.

“This plan, which we believe properly positions Mirant for a prompt exit from Chapter 11, is the product of extensive negotiations between the company and its official committees,” said M. Michele Burns, Mirant’s Chief Restructuring Officer and Chief Financial Officer. “Throughout this process, we have acted as the honest broker, working to find a common ground that is also consistent with the company’s requirements for exiting Chapter 11. To that end, the Plan reflects a structure both creditors’ committees have expressed support for, and strikes what we believe to be a fair compromise for the remaining stakeholders including equity holders. Although not agreed to at this time, we anticipate that our proposed Plan will serve as a sound platform for the final round of negotiations.”

Security and Interest Holder Treatments

The Plan outlines how various classes of security and interest holders would be treated, as summarized:

•                  California Parties

•                  The Plan would implement the global settlement achieved with California parties. The settlement was announced January 14, 2005.

•                  Taxing Authorities

•                  Substantially all pre-petition taxes would be paid in full when each subsidiary emerges from Chapter 11. Regarding the New York tax settlement, a complete resolution of all claims for property taxes in the state is proposed in the Plan. If no settlement is reached at the time of Plan confirmation, then the New York assets in question will remain in bankruptcy.

•                  Mirant Americas Generation (MAG) Debtor Claims

•                  Long-dated MAG notes, due 2011, 2021, and 2031, would be reinstated with accrued interest paid in cash.

•                  Short-dated MAG notes, due 2006 and 2008, and the Lehman Bank Facility, including accrued interest, would receive 90% in new MAG notes and 10% in new Mirant equity.

•                  Mirant Debtor Claims

•                  Would receive substantially all of the new Mirant equity.

•                  Equity Holders

•                  Current equity would be cancelled. Each holder of current equity would then receive any surplus value after creditors are paid in full, plus the right to a pro rata share of warrants issued by the new company if they vote to accept the Plan (warrants would give each holder the right to purchase new Mirant shares at a set price within a certain period of time).

•                  The amount equity holders will receive, if anything, will be determined by the Court in a valuation hearing to commence in mid-April 2005.

Other Key Components of the Plan

•                  Obligations to Pepco

The dispute over the back-to-back agreement with Pepco would be resolved by rejecting or recharacterizing the agreement (resulting in the treatment of any obligations as prepetition claims), or by excluding the obligations from the reorganized company.

•                  Southern Company Investigation

In early 2004, Mirant’s Board of Directors formed a special committee to investigate potential claims and causes of action arising from transactions between Mirant and its former parent, Southern Company. The special committee instructed the company’s Chapter 11 counsel, White & Case LLP, to conduct the investigation and report its findings. Any claims will ultimately be prosecuted for the benefit of the company’s stakeholders under the Plan.

•                  Possible Offshore Reincorporation

An impending change of ownership upon emergence from Chapter 11 provides Mirant with a one-time opportunity to create a more efficient financial structure by reincorporating the new Mirant parent offshore. Since approximately half of Mirant’s operating income is derived from its non-U.S. assets, the company is exploring this possibility. If this action is taken, the company would pay all required U.S. federal, state and local taxes, as well as foreign taxes. The offshore reincorporation would have no negative effect on Mirant’s employees or business operations.

•                  Mirant Mid-Atlantic (MIRMA) Lease Treatments

Depending upon the ultimate determination of the status of the MIRMA lease by the Bankruptcy Court, the Plan proposes different treatments of claims for each MIRMA owner/lessor.  Regardless of treatment, Mirant expects to satisfy its obligation in full.

The company expects a hearing on its Disclosure Statement in U.S. Bankruptcy Court in late April.

About Mirant

Mirant is a competitive energy company that produces and sells electricity in the United States, the Caribbean, and the Philippines. Mirant owns or leases more than 17,000 megawatts of electric generating capacity globally. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit http://www.mirant.com.

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Editor’s note: Copies of the Disclosure Statement and Plan of Reorganization are available at www.mirant.com or www.bsillc.com.

Caution regarding forward-looking statements:

Some of the statements included herein, in the Plan and in the Disclosure Statement involve forward-looking information.  Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur.  There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, (i) legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry; changes in state, federal and other regulations (including rate regulations); changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries and affiliates are subject; (ii) the failure of Mirant’s assets to perform as expected; (iii) Mirant’s pursuit of potential business strategies, including the disposition or utilization of assets, suspension of construction or internal restructuring; (iv) changes in market conditions, including developments in energy and commodity supply, demand, volume and pricing or the extent and timing of the entry of additional competition in the markets of Mirant’s subsidiaries and affiliates; (v) excess market volatility or other market conditions that could increase Mirant’s obligations to post collateral beyond amounts which are expected; (vi) Mirant’s inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market liquidity or other commodity market conditions, which may affect Mirant’s ability to engage in asset hedging and optimization activities as expected; (vii) weather and other natural phenomena; (viii) war, terrorist activities or the occurrence of a catastrophic loss; (ix) deterioration in the financial condition of Mirant’s customers or counterparties and the resulting failure to pay amounts owed to Mirant or to perform obligations or services due to Mirant; (x) the disposition of the pending litigation described in Mirant’s filings with the Securities and Exchange Commission; (xi) the actions and decisions of Mirant’s creditors and of other third parties with interests in the voluntary petitions for reorganization filed on July 14, 2003, July 15, 2003, August 18, 2003, October 3, 2003 and November 18, 2003, by Mirant Corporation and substantially all of its wholly-owned and certain non-wholly-owned U.S. subsidiaries under Chapter 11;  (xii) the effects of the Chapter 11 proceedings on Mirant’s liquidity and results of operations; (xiii ) the instructions, orders and decisions of the Bankruptcy Court and other effects of legal and administrative proceedings, settlements, investigations and claims; (xiv) Mirant’s ability to operate pursuant to the terms of its debtor-in-possession financing agreement; (xv) Mirant’s ability to successfully reject unfavorable contracts; (xvi) the disposition of unliquidated claims against Mirant; (xvii) Mirant’s ability to obtain and maintain normal terms with vendors and service providers and to maintain contracts that are critical to its operations;  (xviii) the effects of changes in Mirant’s organizational structure in conjunction with its emergence from Chapter 11 protection; (xix) the duration of Mirant’s Chapter 11 proceedings; and (xx) other factors discussed in Mirant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission.

Bankruptcy law does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtors and the condition of the debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan.  Neither the Plan nor the Disclosure Statement has been approved by the Bankruptcy Court as containing adequate information under the Bankruptcy Code for use in solicitation of acceptances or rejections of the Plan.  Accordingly, none of the Plan, the Disclosure Statement or this press release, is intended to be, nor should they in any way be construed as, a solicitation of votes on the Plan.  The information contained in the Disclosure Statement should not be relied on for any purpose before a determination by the Bankruptcy Court that the Disclosure Statement contains adequate information.

The information contained in the Plan and the Disclosure Statement is not to be used for investment purposes.  The debtors reserve the right to amend or supplement the Plan and the Disclosure Statement at a future date.  The proposed Plan could result in holders of Mirant common stock receiving no distribution on account of their interest and cancellation of their interests.  Accordingly, Mirant urges that appropriate caution be exercised with respect to existing and future investments in Mirant common stock or any claims relating to pre-petition liabilities or other Mirant securities.